                                 GLOBAL SECURITY

               4 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. UNLESS THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, A HOLDER OF THIS SECURITY WILL BE ABLE TO EXERCISE THE CONVERSION RIGHT ONLY IF THE HOLDER CERTIFIES THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" OR AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED BELOW.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS

SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (E) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY TO EACH OF THEM OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THE LEGEND IN THIS AND THE PRECEDING PARAGRAPH WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                        EQUITY CORPORATION INTERNATIONAL
                             INCORPORATED UNDER THE
                         LAWS OF THE STATE OF DELAWARE

CUSIP:294644 AA 7                                                           R-2


               4 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004

         Equity Corporation International promises to pay to CEDE & Co., or registered assigns, the principal sum of Eighteen Million, Seven Hundred and Fifty Thousand Dollars on December 31, 2004 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Debenture.

Interest Payment Dates:                               June 30 and December 31
Record Dates:                                         June 15 and December 15

         This Debenture is convertible as specified on the other side of this Debenture. Additional provisions of this Debenture are set forth on the other side of this Debenture.

         In Witness Whereof, Equity Corporation International has caused this instrument to be duly executed under its corporate seal.

                                        EQUITY CORPORATION INTERNATIONAL


                                        By:
                                            ----------------------------------
                                        Title:



Attest:

--------------------------------
           Secretary

Dated:                   , 1998
       ------------------

Trustee's Certificate of Authentication:
This is one of the Securities referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY,
as Trustee

By:
    ----------------------------
    Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                        EQUITY CORPORATION INTERNATIONAL

               4 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2004



1.   Interest

     Equity Corporation International, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company shall pay interest semiannually on June 30 and December 31 of each year, commencing June 30, 1998. Interest on the Debentures shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Debentures under the Indenture (as defined below); provided, however, that if there is not an existing default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

     The Company shall pay interest on this Debenture (except defaulted interest) to the person who is the Holder of this Debenture at the close of business on the June 15th or December 15th next preceding the related interest payment date. The Holder must surrender this Debenture to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by its check or wire payable in such money. It may mail an interest check to the Holder's registered address.

3.   Paying Agent, Registrar and Conversion Agent

     Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.   Indenture, Limitations

     This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 4 1/2% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued under an Indenture dated as of February 25, 1998 (the "Indenture"), between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and as in effect on the date of the

Indenture. This Debenture is subject to all such terms, and the Holder of this Debenture is referred to the Indenture and said Act for a statement of them.

     The Debentures are subordinated unsecured obligations of the Company limited to up to $143,750,000 aggregate principal amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Secured Indebtedness.

5.   Optional Redemption

     The Debentures are subject to redemption, at any time on or after February 26, 2001, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) beginning February 26 of the years indicated are as follows:

                                           Redemption
             Year                            Price
             ----                          ----------
             2001                          102.53%
             2002                          101.88%
             2003                          101.22%
             2004                          100.56%

in each case together with accrued interest up to but not including the Redemption Date.

6.   Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Debentures or portions of them called for redemption.

7.   Purchase of Debentures at Option of Holder Upon a Change in Control

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Debentures held by such Holder on the date that is 50 Business Days after a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to but not including the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.   Conversion

     A Holder of a Debenture may convert such Debenture into shares of Common Stock of the Company at any time prior to maturity; provided, however, that if the Debenture is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date for such Debenture (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is redeemed); provided, further, that if the Holder of a Debenture presents such Debenture for redemption prior to the close of business on the Business Day immediately preceding the redemption date for such Debenture, the right of conversion shall terminate upon presentation of the Debenture to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate on the close of business on the date such default is cured and such Debenture is redeemed). The initial Conversion Price is $27.09 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. No payment or adjustment will be made for accrued interest on a converted Debenture, except as described in the next succeeding paragraph, or for dividends or distributions on shares of Common Stock issued upon conversion of a Debenture. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing sale price of the Common Stock on the last Trading Day prior to the Conversion Date.

     To convert a Debenture, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. Interest accrued through and including February 24, 2001 shall be paid on any Debenture called for redemption and surrendered for conversion before the close of business on June 15, 2001. If a Holder surrenders a Debenture for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Debenture on such record date. In such event, unless the Debenture has been called for redemption the Debenture must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Debenture or portion thereof then converted. A Holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof.

     A Debenture in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if the Change in Control Purchase Notice is withdrawn as provided above and in accordance with the terms of the Indenture.

9.   Conversion Arrangement on Call for Redemption

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in Trust for such Holders.

10.  Subordination

     The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Secured Indebtedness of the Company. Any Holder by accepting this Debenture agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

     In addition to all other rights of Senior Secured Indebtedness described in the Indenture, the Senior Secured Indebtedness shall continue to be Senior Secured Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Secured Indebtedness or any extension or renewal of the Senior Secured Indebtedness.

11.  Denominations, Transfer, Exchange

     The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

12.  Persons Deemed Owners

     The Holder of a Debenture may be treated as the owner of it for all purposes.

13.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14.  Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Debentures then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.  Successor Corporation

     When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will be released from those obligations.

16.  Defaults and Remedies

     An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on the Debentures when due; failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Debentures; certain events of bankruptcy, insolvency or reorganization of the Company; and the acceleration of certain other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Debentures then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, unpaid principal of and accrued interest on the Debentures then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.  Trustee Dealings With the Company

     Bankers Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.  No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debenture.

19.  Discharge Prior to Maturity

     If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Debentures to maturity, the Company will be discharged from the Indenture except for certain sections thereof.

20.  Authentication

     This Debenture shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Debenture.

21.  Abbreviations and Definitions

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

     All capitalized terms used in this Debenture and not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.  Indenture to Control

     In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Equity Corporation International, 415 South First Street, Suite 210, Lufkin, Texas 75901,
Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

-----------------------------------------------------

-----------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------
agent to transfer this Debenture on the books of the Company. The Agent may substitute another to act for him or her.

Date:
      --------------------------------------------

Your signature:
                ----------------------------------
                  (Sign exactly as your name
                  appears on the other side of
                  this Debenture)

--------------------------------------------------
(Sign exactly as your name appears on the other side of this Debenture)

*Signature guaranteed by:
                          ------------------------
By:
    ----------------------------------------------


     * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                                CONVERSION NOTICE

To convert this Debenture into Common Stock of the Company, check the box:

[ ]

To convert only part of this Debenture, state the amount to be converted:

$
 -------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------

--------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
(Print or type assignee's name, address and zip code)

Date:
       -------------------------------------------
Your signature:
                ----------------------------------
(Sign exactly as your name appears on the other side of this Debenture)


--------------------------------------------------
(Sign exactly as your name appears on the other side of this Debenture)

*Signature guaranteed by:
                          ------------------------

By:
   -----------------------------------------------



     * The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

                       SCHEDULE OF EXCHANGES OF SECURITIES


         The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:


                         Amount of decrease     Amount of increase     Principal Amount of        Signature of
                            in Principal           in Principal        this global Security        Authorized
                           Amount of this         Amount of this          following such          Signatory of
 Date of Transaction       global Security        global Security     decrease (or increase)  Securities Custodian
 -------------------       ---------------        ---------------     ---------------------   --------------------





------------
* The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.

* The signature must be guaranteed by a bank, a trust company or a member firm of the New York Stock Exchange.